Exhibit 10.1

AMENDMENT AND SUPPLEMENT NO. 3 TO
SENIOR SECURED CREDIT AGREEMENT

THIS AMENDMENT AND SUPPLEMENT NO. 3 TO SENIOR SECURED CREDIT AGREEMENT (this “Amendment”) is made as of June 18, 2008, by and among (1) GENCO SHIPPING & TRADING LIMITED, a corporation organized and existing under the laws of the Republic of Marshall Islands (the “Borrower”), (2) the banks and financial institutions acceptable to the Borrower and Mandated Lead Arranger (as defined below) as are signatories hereto, as lenders (the “Lenders”), and (3) DnB NOR BANK ASA, acting through its New York branch (“DnB”) as Administrative Agent (in such capacity, the “Administrative Agent”), mandated lead arranger (in such capacity, the “Mandated Lead Arranger”), as bookrunner (in such capacity, the “Bookrunner”), as security trustee and as collateral agent under the Security Documents (in such capacity, the “Collateral Agent”) and amends and is supplemental to the Senior Secured Credit Agreement dated as of July 20, 2007, as amended by that certain Amendment and Supplement No. 1 to the Senior Secured Credit Agreement dated as of September 21, 2007, and as amended by that certain Amendment and Supplement No. 2 to the Senior Secured Credit Agreement dated as of February 13, 2008 (the “Credit Agreement”), made by and among the parties. All capitalized terms used herein and defined in Section 13 of the Credit Agreement are used as therein defined.

W I T N E S S E T H:

WHEREAS, pursuant to the Credit Agreement, the Lenders made available to the Borrower a senior secured credit facility in the amount of US$1,377,000,000 (the “Facility”);

WHEREAS, pursuant to the Credit Agreement, the Borrower requested and the Lenders agreed to make available certain Additional Vessel Deposits the proceeds of which were to be used in making deposits for the purchase of various Additional Vessels by Subsidiary Guarantors pursuant to the relevant Purchase Contracts;

WHEREAS, the Borrower has requested and the Majority Lenders have agreed in principle to permit voluntary prepayment of any Additional Vessel Deposits;

WHEREAS, in consideration of the Borrower making voluntary prepayment of any Additional Vessel Deposits, the Majority Lenders have agreed to terminate each and all of the security interests granted by any Subsidiary Guarantor in favor of the Collateral Agent in respect of the Vessels for which such Additional Vessel Deposits were originally made available;

WHEREAS, the Credit Agreement currently does not provide for instances where it may be necessary to permit the Borrower to voluntarily prepay Additional Vessel Deposits and the Borrower and Lenders wish to amend the Credit Agreement to provide the terms and conditions for repayment of such Additional Vessel Deposits; and

WHEREAS, the Lenders and the Borrower have agreed to certain other amendments to the Credit Agreement.

NOW, THEREFORE, in consideration of the premises and such other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged by the parties, it is hereby agreed as follows:

1. Definitions.  Unless otherwise defined herein, words and expressions defined in the Credit Agreement have the same meanings when used herein, including in the recitals hereto.

2. Representations and Warranties.  The Borrower hereby reaffirms, as of the date hereof, each and every representation and warranty made thereby in the Credit Agreement, the Note and the Security Documents (updated mutatis mutandis).

3. No Defaults.  The Borrower hereby represents and warrants that as of the date hereof no Event of Default or event which, with the passage of time, giving of notice or both would become an Event of Default, has occurred.

4. Performance of Covenants.  The Borrower hereby reaffirms that it has duly performed and observed the covenants and undertakings set forth in the Credit Agreement, the Note and the Security Documents, on its part to be performed, and the Borrower covenants and undertakes to continue duly to perform and observe such covenants and undertakings so long as the Credit Agreement, as the same is amended hereby and may hereafter be amended or supplemented, shall remain in effect.

5. Amendments to the Credit Agreement.  Subject to the terms and conditions of this Amendment, the Credit Agreement is hereby amended and supplemented as follows:

(a) All references to “this Agreement” shall be deemed to refer to the Credit Agreement, as further amended and supplemented hereby.

(b) The following subsection (v) shall be added to Section 4.01 of the Credit Agreement:

“(v)           the Borrower may, upon three Business Days’ written notice to the Administrative Agent at its Notice Office, which notice the Administrative Agent shall promptly transmit to each of the Lenders, prepay the full amount of any Additional Vessel Deposit, together with accrued and unpaid interest thereon and other amounts owing to the Lenders with respect thereto; provided that, all other and subsequent Vessel Acquisition Loans in respect of the Vessel for which the proceeds of the Additional Vessel Deposit were made available are also prepaid in full, together with accrued and unpaid interest  and other amounts owing to the Lenders in respect of such Vessel Acquisition Loans, on the same date as the repayment of the Additional Vessel Deposit; and, provided further, that upon written confirmation by the Administrative Agent to the Lenders that such prepayment of the Additional Vessel Deposit and any subsequent Vessel Acquisition Loans in respect of the relevant Vessel have been completed, the Collateral Agent shall terminate any and all security interests and guarantees granted by the Borrower or any Subsidiary Guarantor in favor of the Collateral Agent in respect of such Additional Vessel Deposit or subsequent Vessel Acquisition Loans in respect of the Vessel; and”.

(c) Section 4.01(v) of the Credit Agreement shall be renumbered accordingly as subsection (vi).

6. Fees and Expenses.  The Borrower shall pay promptly to the each of the Agents all reasonable legal fees of the Agents in connection with the preparation and execution of this Amendment.

7. No Other Amendment.  All other terms and conditions of the Credit Agreement shall remain in full force and effect and the Credit Agreement shall be read and construed as if the terms of this Amendment were included therein by way of addition or substitution, as the case may be.

8. Other Documents.  By the execution and delivery of this Amendment, each of the parties hereby consents and agrees that all references in the Note and the Security Documents to the Credit Agreement shall be deemed to refer to the Credit Agreement as amended and supplemented by this Amendment.  By the execution and delivery of this Amendment, the Borrower hereby consents and agrees that the Security Documents and any other documents that have been or may be executed as security for the Facility and any of its obligations under the Credit Agreement, the Note or any Security Document shall remain in full force and effect notwithstanding the amendments contemplated hereby.

9. Governing Law.  This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

10. Further Assurances.  The Borrower hereby consents and agrees that if this Amendment or any of the Security Documents shall at any time be deemed by the Lenders for any reason insufficient in whole or in part to carry out the true intent and spirit hereof or thereof, it will execute or cause to be executed such other and further assurances and documents as in the reasonable opinion of the Lenders may be reasonably required in order more effectively to accomplish the purposes of this Amendment or any of the Security Documents.

11. Counterparts.  This Amendment may be executed in as many counterparts as may be deemed necessary or convenient, and by the different parties hereto on separate counterparts each of which, when so executed, shall be deemed to be an original but all such counterparts shall constitute but one and the same agreement.

12. Headings; Amendment.  In this Amendment, section headings are inserted for convenience of reference only and shall be ignored in the interpretation of this Amendment.  This Amendment cannot be amended other than by written agreement signed by the parties hereto.

IN WITNESS WHEREOF, each of the parties hereto has executed this Amendment by its duly authorized representative on the day and year first above written.

                BORROWER:

                GENCO SHIPPING & TRADING
                                                        LIMITED, as Borrower

                By /s/ John C. Wobensmith
                 Name: John C. Wobensmith
                 Title:   CFO

                                                        Address:
                299 Park Avenue, 20th floor
                New York, NY 10171
                Telephone:(646) 443-8550
                Facsimile:  (646) 443-8551

            LENDERS:

            DNB NOR BANK ASA, NEW YORK
            BRANCH, as Administrative Agent,
            Collateral Agent, Mandated Lead Arranger,
            Bookrunner and a Lender

            By /s/ Nikolai A. Nachamkin
              Name: Nikolai A. Nachamkin
              Title:   Senior Vice President

            By /s/ Cathleen Buckley
              Name: Cathleen Buckley
              Title:   Vice President

            BANK OF SCOTLAND PLC,
            as a Lender

            By /s/ M.J. Stevens
                                                     Name:  M.J. Stevens
                                                     Title:  Director

                                                    By___________________
                                                     Name:
                                                     Title:

        ALLIANCE & LEICESTER
        COMMERCIAL FINANCE PLC,
        as a Lender

        By /s/ Chris Jones
                  Name: Chris Jones
          Title:  Director, Corporate &
                 Structured Finance

        By /s/ Paul Hickford
          Name: Paul Hickford
          Title:   Head of Syndicated &
          Leveraged Finance

            CREDIT INDUSTRIEL ET
            COMMERCIAL, NEW YORK BRANCH,
            as a Lender

            By /s/ Alex Aupoix
          Name: Alex Aupoix
              Title:   Vice President

            By /s/ Adrienne Molloy
          Name: Adrienne Molloy
          Title:   Vice President